EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statements No. 333-127019, 333-112544, 333-112545, 333-112546, 333-112547, 333-107364, and 333-44881 on Form S-8 of our reports dated March 8, 2006, relating to the consolidated financial statements and financial statement schedule of Church & Dwight Co., Inc. and subsidiaries (which report expresses and unqualified opinion and includes an explanatory paragraph regarding the Company’s adoption of Statement of Financial Accounting Standard No. 123(R) Share-Based Payment on January 1, 2006) and management’s report on the effectiveness of internal control over financial reporting appearing in and incorporated by reference in the Annual Report on Form 10-K of Church & Dwight Co., Inc. and subsidiaries for the year ended December 31, 2006 and to the references to us under the heading “Experts” in the Prospectus, which is part of these Registration Statements.

DELOITTE & TOUCHE LLP

Parsippany, New Jersey

February 23, 2007